    EXHIBIT 99.1

Media Contacts:
Ruth Pachman
Andrea Calise
Kekst and Company
(212) 521-4891 / (212) 521-4845

Analysts International Corporation Reports 2008 First Quarter
Financial Results

Company Also Names Walter Michels as Interim CFO

MINNEAPOLIS — April 22, 2008 — Analysts International Corporation (NASDAQ: ANLY), a diversified IT services company, today reported its first quarter results for 2008.

▪
Revenues totaled $82.8 million for the first quarter of 2008, compared to $89.1 million for the comparable quarter a year ago. This decrease in revenue is largely the result of lower headcount in our staffing business and the Company transitioning to provide clients with higher-margin services.

▪
Including special charges of $1.9 million, Analysts International Corporation reported a net loss of $1.0 million, or $0.04 per diluted share for the first quarter of 2008, compared to a net loss of $2.0 million or $0.08 per diluted share for the first quarter of 2007.  These special charges consisted primarily of lease restructurings, severance payments and other consulting costs associated with executing on the Company’s new strategic plan in addition to advisory costs incurred in connection with the unsolicited proposal received from Koosharem Corporation.

▪	Excluding special charges, the Company earned net income of $818,000 in the first quarter of 2008, compared to a net loss of $823,000 in the comparable quarter a year ago.
▪
Gross profit increased by $41,000 from first quarter 2007 to first quarter 2008, despite a $6.3 million revenue decrease in the same period of time. Our gross margin for the first quarter 2008 was 17.7% of revenue, a 1.3% improvement when compared to the year-ago quarter.

▪	Selling, administrative and other expenses declined by $1.6 million.

“In December 2007, we began the work outlined in our strategic plan to transform AIC into a more profitable, value-driven IT services company, and I am pleased with our initial progress,” said Elmer Baldwin, President and CEO. “In the first quarter, we made important strides towards streamlining our back-office and corporate support functions in addition to building a high-caliber leadership team to drive our transformation. We also began executing our strategy to focus on higher-margin opportunities, while continuing to meet the current staffing needs of our clients, and are pleased by the positive market reaction to our higher value service offerings.”

“While our first quarter results are encouraging, we have considerable work ahead of us,” added Baldwin. “Achieving sustained profitability will require continued focus, discipline and a commitment to delivering results at all levels of AIC.”

The Company also announced that Walter “Mic” Michels, the company’s Controller and Assistant Treasurer, has been appointed interim Chief Financial Officer. The Company continues to seek a permanent replacement for its former CFO David Steichen, who left AIC in March 2008 as the result of a management restructuring.

Michels, 41, joined AIC in July 2004. Prior to AIC, he served as Chief Financial Officer and General Counsel for Wadsworth Companies, Inc., a provider of home and business improvement contracting services. Michels has also served as an auditor at Deloitte & Touche. In addition to serving as interim CFO, Michels will continue to serve as Controller and Assistant Treasurer.

Analysts will host a conference call today at 9:00 am CT to discuss first quarter 2008 results. Interested parties may access the call by dialing 1-800-762-8779, or 1-480-629-9029 for international participants, and asking for the Analysts International conference call. Live audio of the conference may also be accessed via the Internet at www.analysts.com, where it will be archived. Interested parties can also hear a replay of the call from 12:00 pm CT on April 22, 2008 to 10:59 pm CT on April 29, 2008, by calling 1-800-406-7325, or 1-303-590-3030 for international callers, and using access code 3871394.

About Analysts International Corporation

Headquartered in Minneapolis, MN, Analysts International Corporation (AIC) (NASDAQ: ANLY) is a diversified technology services company. With sales and customer support offices in the United States and Canada, AIC provides information technology solutions and staffing services, including: Technology Solutions, which provides network services, infrastructure, application integration, IP telephony and hardware solutions to the middle market; Professional Services, which provides highly-skilled project managers, business analysts, developers and other IT consultants to assist its clients with strategic change; and IT Resources Staffing, which provides best value, best response supply of resources to high-volume clients. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Statements made in the Press Release for the conference call by the Company, or its President and CEO, Elmer Baldwin, regarding:  (i) transformation of the Company’s business to higher value, higher-margin services; and (ii) achieving sustained profitability in the second half of fiscal year 2008 are forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which the Company or Mr. Baldwin expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:  (i) lack of success with the Company’s restructuring and new strategic plan, including risk associated with not completing the Company’s restructuring by the second quarter of 2008 or the occurrence of additional costs for severance-related payments, real-estate consolidation, capital expenditures for implementing the plan or other transition costs associated with the restructuring; (ii) lack of success in or advisability of efforts to capture growth opportunities, including geographic expansion of our solutions service offerings or expansion of more desirable areas of our staffing business; (iii) the risk that we will be unable to exit non-core or less desirable areas of the business in a timely manner or on favorable terms; (iv) market conditions in the IT services industry, including intense competition for qualified billable technical personnel at competitive rates, strong pricing pressures from many of our largest clients; (v) lack of success at reducing employee-related costs without unduly disrupting the operations of our business; (vi) significant rapid growth or loss in our business or significant lengthening of payment terms with a major client that creates a need for additional working capital; and (vii) and other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements included in this Press Release are based on information available to the Company on the date of the Press Release. The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in the Press Release to reflect events or circumstances after the date of the Press Release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

(Financials follow)

Analysts International Corporation
Consolidated Statements of Operations
(unaudited)

	Three Months Ended
(in thousands except per share amounts)	March 29, 2008	March 31, 2007

Professional services revenue:
Provided directly	$60,740	$62,951
Provided through sub suppliers	14,096	16,122
Product sales	7,967	10,034
Total revenue	82,803	89,107

Cost of goods and services sold:
Cost of goods and services sold provided directly	47,617	50,321
Cost of goods and services sold provided through sub suppliers	13,574	15,500
Cost of product sales	6,990	8,705
Total cost of goods and services sold	68,181	74,526

Gross Margin	14,622	14,581

Expenses:
Selling, administrative and other operating costs	13,689	15,269
Restructuring, severance, and other related costs	1,639	981
Amortization of intangible assets	279	266

Operating loss	(985)	(1,935)

Non-operating income	34	7
Interest expense	(92)	(78)

Loss before income taxes	(1,043)	(2,006)

Income tax expense	4	21

Net loss	$(1,047)	$(2,027)

Per common share:
Basic loss	$(.04)	$(.08)
Diluted loss	$(.04)	$(.08)

Average common shares outstanding	24,913	24,751
Average common and common equivalent shares outstanding	24,913	24,751

Analysts International Corporation
Consolidated Balance Sheets

(in thousands)	March 29, 2008 (unaudited)	December 29, 2007
Assets

Current assets:
Cash and cash equivalents	$141	$91
Accounts receivable, less allowance for doubtful accounts	59,509	66,074
Other current assets	2,054	2,101
Total current assets	61,704	68,266

Property and equipment, net	2,465	2,711
Other assets	13,891	14,294
Total assets	$78,060	$85,271

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$25,373	$27,780
Salaries and vacations	4,329	6,885
Line of credit	3,527	1,587
Deferred revenue	1,905	1,943
Restructuring accrual, current portion	463	1,900
Self-insured health care reserves and other amounts	815	1,516
Deferred compensation	857	1,868
Total current liabilities	37,269	43,479

Non-current liabilities:
Deferred compensation	908	927
Restructuring accrual	201	138
Other Liabilities	591	692
Shareholders’ equity	39,091	40,035
	$78,060	$85,271

Analysts International Corporation
Reconciliation of non-GAAP Financial Measures
(in thousands)

	Three Months Ended
	March 29, 2008	March 31, 2007

Net loss as reported	$(1,047)	$(2,027)

Plus:
Restructuring severance and other related costs	1,639	981
Other consulting costs	226	223

Income (loss) before severance related costs	818	(823)

Depreciation	414	476
Amortization	279	266
Net interest expense	58	71
Income tax expense	4	21

Adjusted EBITDA*	$1,573	$11

*To supplement our consolidated financial statements presented in accordance with GAAP, we use the non-GAAP financial measure of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) which is adjusted from results based on GAAP to exclude certain items. For the 2008 and 2007 periods, we have excluded costs associated with severance payments, restructure charges and adjustments, and the costs associated with outside consultants engaged to assist with special strategic initiatives and consideration of the unsolicited proposal from Koosharem Corporation. We believe these adjustments are helpful in providing a meaningful comparison between current results and prior reported results. This non-GAAP financial measure is provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.

# # #